   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2000
                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             ADVANCE PARADIGM, INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                     75-2493381
   (State or Other Jurisdiction of               (I.R.S. Employer Identification
   Incorporation or Organization)                            Number)

                    5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                               IRVING, TEXAS 75039
                                 (469) 420-6000
                          (Address, including Zip Code,
                         and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                     DAVID D. HALBERT                        With a copy to:
      CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER    GLENN E. MORRICAL, ESQ.
               5215 NORTH O'CONNOR BOULEVARD               ARTER & HADDEN LLP
                        SUITE 1600                      1100 HUNTINGTON BUILDING
                   IRVING, TEXAS  75039                     925 EUCLID AVENUE
                      (469) 420-6000                     CLEVELAND, OHIO  44115
 (Name, Address, including Zip Code, and Telephone Number,    (216) 696-3431
        Including Area Code, of Agent for Service)

                                   ----------

        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

If delivery of the prospectus is expected to made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================== ================= ========================= ======================== ================
    TITLE OF EACH CLASS OF        AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
          SECURITIES               REGISTERED     OFFERING PRICE PER UNIT     AGGREGATE OFFERING      REGISTRATION
       TO BE REGISTERED                                     (1)                    PRICE (1)               FEE
------------------------------- ----------------- ------------------------- ------------------------ ----------------
Common Stock, par value
   $0.01 per share              3,499,997 shares         $42.21875               $147,765,498             $39,011
=============================== ================= ========================= ======================== ================

           (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Common Stock reported by the Nasdaq National Market on October 20, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 Subject to Completion, Dated October 26, 2000




PROSPECTUS

                                3,499,997 SHARES


                             ADVANCE PARADIGM, INC.


                                  COMMON STOCK


                                   ----------


         The shares covered by this prospectus may be sold, from time to time, by the selling stockholders identified in this prospectus.

         Our common stock is traded on the Nasdaq National Market under the symbol "ADVP." On October 23, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $43.00 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE FROM OUR ANNUAL REPORT ON FORM 10-K INTO THIS PROSPECTUS. FOR ADDITIONAL INFORMATION ON RISK FACTORS, SEE PAGE 3.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus is _______________ _____, 2000.


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----
ADVANCE PARADIGM, INC.                                                                                    3
RISK FACTORS                                                                                              3
UNCERTAINTY OF FORWARD-LOOKING STATEMENTS                                                                 3
ABOUT THIS PROSPECTUS                                                                                     4
USE OF PROCEEDS                                                                                           4
SELLING STOCKHOLDERS                                                                                      4
PLAN OF DISTRIBUTION                                                                                      5
LEGAL MATTERS                                                                                             6
EXPERTS                                                                                                   6
WHERE YOU CAN FIND MORE INFORMATION                                                                       7

                             ADVANCE PARADIGM, INC.


         We are a leading provider of health improvement services, offering our clients a comprehensive array of pharmacy benefit management, disease management, clinical trials and research, web-based marketing support and other health-related programs. Our mission is to improve the quality of care delivered to health plan members while helping health plan sponsors reduce overall health benefit costs. We generate revenues from providing services to two primary customer groups: health benefit plan sponsors and pharmaceutical manufacturers. The broad range of health plan sponsors we market to includes Blue Cross Blue Shield plans and other managed care organizations, third-party administrators of health plans, insurance companies, government agencies, employer groups and labor union-based trusts. We currently serve an estimated 75 million individuals enrolled in our customers' plans. We provide our clinical research services primarily to pharmaceutical manufacturers. We also work closely with pharmaceutical manufacturers in negotiating lower drug prices for our health plan sponsor customers.

         We are incorporated under the laws of the State of Delaware. Our principal executive office is located at 5215 North O'Connor Boulevard, Suite 1600, Irving, Texas 75039. Our telephone number is (469) 420-6000 and our website can be found at http://www.advanceparadigm.com.

         Additional information concerning us is included in the company reports and other documents incorporated by reference in this prospectus.


                                  RISK FACTORS

         Before acquiring our common stock, you should carefully consider all of the information in this prospectus, any prospectus supplement and the documents and risk factors incorporated herein by reference.


                    UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

         This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in those documents, other than statements of historical fact, are forward-looking statements. In addition, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on the beliefs of our management as well as assumptions made by us and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those risks, uncertainties and assumptions discussed in this prospectus and in our filings under the Exchange Act and those related to the following:

         o    our financial position;

         o    our business strategy;

         o    future business prospects;

         o    projected or anticipated program developments or introductions;

         o    possible acquisitions and alliances; and

         o projected revenues, working capital, liquidity, capital needs, interest costs and income.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein which could cause actual results to differ.


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf registration" process. Under this shelf process, the selling stockholders, or their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell our common stock described in this prospectus. You should read and consider carefully both this prospectus, any prospectus supplement, and the additional information described under the heading "Where You Can Find More Information."


                                 USE OF PROCEEDS

         We will not receive any of the money from the sale of the common stock offered by the selling stockholders.


                              SELLING STOCKHOLDERS

         The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by each selling stockholder immediately before the date of this prospectus, the number of shares covered by this prospectus, the number of shares of our common stock to be beneficially owned by the selling stockholder upon completion of this offering, and the percentage of shares to be owned by the selling stockholder upon completion of this offering. However, because each selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are bought or sold by any selling stockholder.


                                                                                                       PERCENTAGE
                                        BENEFICIAL                                                      OF SHARES
                                         OWNERSHIP            NUMBER OF            NUMBER OF              TO BE
                                         OF SHARES             SHARES            SHARES TO BE             OWNED
                                         PRIOR TO            COVERED BY           OWNED AFTER             AFTER
               NAME                      OFFERING          THIS PROSPECTUS         OFFERING             OFFERING
               ----                     ---------          ---------------       -------------         ----------

Paul F. Wutz                              829,862               829,862               -0-                  -0-
James J. Mindala                          823,862               823,862               -0-                  -0-
John L. Puls, Jr.                         960,215               960,215               -0-                  -0-
Margaret Wutz                             270,000               270,000               -0-                  -0-
Joanne Mindala                            276,000               276,000               -0-                  -0-
Kevin Nagle                               129,500               129,500               -0-                  -0-
Michael Cartier                            45,500                45,500               -0-                  -0-
James Puls                                 39,529                39,529               -0-                  -0-
Hal Holzman                                39,529                39,529               -0-                  -0-
Barry Katz                                 84,000                84,000               -0-                  -0-
Michael Howard                              2,000                 2,000               -0-                  -0-

None of the selling stockholders holds any position, office or has had any other material relationship with us, or any of our predecessors or affiliates, during the past three years, except that all of the selling stockholders were formerly stockholders of companies acquired by us from them on July 5, 2000, and James Mindala, Paul Wutz and John Puls entered into employment agreements with us on that date as chief executive officer, president and executive vice president, respectively, of our FFI Rx Managed Care subsidiary.

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by or for the account of any of the selling stockholders in transactions on Nasdaq, in privately negotiated transactions, put or call option transactions, hedging transactions, in a combination of such methods, or by any other legally available means. The selling stockholders may conduct these methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect these transactions directly, or indirectly through broker-dealers or agents acting on their behalf. In connection with such sales, broker-dealers or agents may receive compensation in the form of commissions or discounts from the selling stockholders or the purchasers of the shares for whom they act as agent or to whom they sell shares as principal or both.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Depending upon the circumstances of any sale hereunder, the selling stockholders and any underwriter or broker-dealer who acts in connection with the sale of shares hereunder may be deemed to be "underwriters," within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

         The shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. The selling stockholders may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default, the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to our common stock except in accordance with applicable law. In addition and without limiting the foregoing, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933 and the applicable provisions of the Securities Exchange Act of 1934, including Rule 10b-5 and Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our common stock.

         We have agreed to maintain the effectiveness of this Registration Statement until the earlier of July 5, 2001 or the sale of all of the shares pursuant to this prospectus. We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. We will bear all expenses incident to the registration of the shares under federal and state securities laws and the sale of the shares hereunder other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on any shares and any commissions and discounts payable to underwriters, agents or dealers shall be paid by the selling stockholders. We have agreed to indemnify the selling stockholders against certain liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this prospectus, and the registration statement of which this prospectus is a part, including liabilities under the Securities Act of 1933.

         In order to comply with various states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

         Arter & Hadden LLP, Cleveland, Ohio, is passing on the validity of the shares of our common stock to be offered by this prospectus.


                                     EXPERTS

         The audited consolidated financial statements and schedules and audited supplemental consolidated financial statements and schedules of Advance Paradigm, Inc., and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

 The audited combined financial statements and schedules of First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc. and Mature Rx Plus of Nevada, Inc. (collectively "FFI Health Services") incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of PCS Holding Corporation and Subsidiaries included in our Form 8-K/A dated October 26, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         Government filings. We file proxy statements and annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's website at http://www.sec.gov or our website at http://www.advanceparadigm.com.

         Stock market. Our common stock is traded on the Nasdaq National Market under the symbol "ADVP." Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         Information incorporated by reference. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

         We are incorporating by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering has been completed:

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 16, 2000 and as amended on October 26, 2000;

         o Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 19, 2000 and as amended on September 18, 2000 and October 26, 2000;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 31, 2000;

         o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as filed with the Securities and Exchange Commission on August 14, 2000;

         o our Annual Report on Form 10-K for the fiscal year ended March 31, 2000 as filed with the Securities and Exchange Commission on June 29, 2000 and as amended on July 28, 2000;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 5, 2000; and

         o the description of our Common Stock contained in or incorporated by reference in, our Registration Statement under the Securities Exchange Act of 1934, as amended, on Form 8-A filed with the Securities and Exchange Commission on September 30, 1996, as amended from time to time.

         You may request free copies of these filings by writing or telephoning us at the following address:

                  Advance Paradigm, Inc.
                  Attn.: General Counsel
                  5215 North O'Connor Boulevard
                  Suite 1600
                  Irving, Texas  75039
                  (469) 420-6000

You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expected expenses, payable by Advance Paradigm, Inc. in connection with the issuance and distribution of the securities being registered hereby. All items other than the filing fee are estimates.


     Securities and Exchange Commission Filing Fee               $   39,011
     Legal Fees and Expenses                                         10,000
     Accounting Fees and Expenses                                   200,000
     Miscellaneous Expenses                                             989
                                                                 ----------
         Total                                                   $  250,000


ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Advance Paradigm, Inc., a Delaware corporation (the "Company"), is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys'
fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred. Section 145 further provides that any indemnification, unless ordered by a Court, shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, by: (i) the stockholders; (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding even if less than a quorum; (iii) a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or (iv) an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

         Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article VIII of the Company's Certificate of Incorporation (the "Certificate") eliminates the personal liability of the Company's directors to the fullest extent permitted under Section 102(b)(7) of the Delaware Act, as amended. Such section permits a company's certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware Act (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

         Article IX of the Certificate provides that the Company shall indemnify any and all persons whom it has the power to indemnify under Section 145 of the Delaware Act to the fullest extent permitted under such section, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The right to indemnification under Article IX of the Certificate is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the Delaware Act requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article IX or otherwise.

         Article VIII of the bylaws of the Company (the "Bylaws") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by the Delaware Act.

         Article VIII of the Bylaws further provides for the authority to purchase and maintain insurance with respect to indemnification on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company maintains directors' and officers' liability insurance.

ITEM 16 -- EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement.


           Exhibit No.              Exhibit

                  3.1 Amended and Restated Certificate of Incorporation of the Company (previously filed in connection with the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 1996 and incorporated herein by reference)

                  3.2 Second Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on October 16, 2000 and incorporated herein by reference)

                  4 Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference)

                  5.1*     Opinion of Arter & Hadden LLP

                  23.1*    Consent of Arter & Hadden LLP (included in
                           Exhibit 5.1)

                  23.2*    Consent of Arthur Andersen LLP

                  23.3*    Consent of Ernst & Young LLP

                  24* Power of Attorney (included on the signature page of this Registration Statement)

----------

*filed herewith


ITEM 17 --- UNDERTAKINGS

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on October 23, 2000.

                                           ADVANCE PARADIGM, INC.


                                           By: /s/ DAVID D. HALBERT
                                              ----------------------------------
                                              David D. Halbert, Chairman of the
                                              Board and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 2000.

          SIGNATURE                                        TITLE
          ---------                                        -----
     /s/ DAVID D. HALBERT                      Chairman of the Board and Chief
-------------------------------                Executive Officer (Principal
       David D. Halbert                        Executive Officer)

      /s/ JON S. HALBERT                       Vice Chairman, Head of e-Business
-------------------------------                and Technology and Director
        Jon S. Halbert

          SIGNATURE                                        TITLE
          ---------                                        -----
     /s/ T. DANNY PHILLIPS                     Chief Financial Officer,
-------------------------------                Executive Vice President,
        T. Danny Phillips                      Secretary and Treasurer
                                               (Principal Financial and
                                               Accounting Officer)

      /s/ DAVID A. GEORGE                      President and Director
-------------------------------
        David A. George

      /s/ RAMSEY A. FRANK                      Director
-------------------------------
        Ramsey A. Frank

     /s/ STEPHEN L. GREEN                      Director
-------------------------------
       Stephen L. Green

   /s/ JEFFREY R. JAY, M.D.                    Director
-------------------------------
     Jeffrey R. Jay, M.D.

     /s/ DAVID R. JESSICK                      Director
-------------------------------
       David R. Jessick

       /s/ PAUL S. LEVY                        Director
-------------------------------
         Paul S. Levy

     /s/ ROBERT J. MILLER                      Director
-------------------------------
       Robert J. Miller


    /s/ JEAN-PIERRE MILLON                     Director
-------------------------------
      Jean-Pierre Millon

      /s/ MICHAEL D. WARE                      Director
-------------------------------
        Michael D. Ware

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
------              -----------


3.1      Amended and Restated Certificate of Incorporation of the Company
         (previously filed in connection with the Company's Registration
         Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 1996 and incorporated herein by reference)

3.2      Second Amended and Restated Bylaws of the Company (previously filed as
         Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on October 16, 2000 and incorporated herein by reference)

4 Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference)

5.1*     Opinion of Arter & Hadden LLP

23.1*    Consent of Arter & Hadden LLP (included in Exhibit 5.1)

23.2*    Consent of Arthur Andersen LLP

23.3*    Consent of Ernst & Young LLP

24*      Power of Attorney (included on the signature page of this Registration
         Statement)

----------

*filed herewith